EXHIBIT 10.29

               SUPPLEMENTAL SEVERANCE AGREEMENT WITH T. LOVELOCK

     This document will summarize the supplemental agreement between Tom Lovelock and IEC Electronics Corp. (the "Company") with respect to extending the payment schedule relating to severance obligations.

     Thus, in consideration of the mutual covenants and promises contained in this agreement, the Company and tom Lovelock agree as follows:

     The Company will pay to Tom the gross sum of $10,500.00 monthly, to begin Friday, December 6, 2002. Subsequent payments will be made the last Friday of each month (to begin Friday, December 27, 2002) in the amount of $10,500 through August 31, 2003. The final payment will be made on September 27, 2003 in the amount of $9230.60 reflecting the remaining balance owed. This payment arrangement will replace the previous payment schedule contained within the severance document signed by the Company and Tom on June 6, 2002. IEC Electronics will maintain Tom's health insurance coverage through October 1, 2003 at which time Tom will be provided with the option to continue coverage pursuant to COBRA and applicable law. Effective May 1, 2003 Tom will be required to pay the standard "employee" portion of the premium, to be determined. Should Tom obtain employment in which he is eligible to participate in a health insurance plan, he will be required to notify IEC immediately to cancel the policy. All other benefits, life, accident, death and disability insurance will expire as previously indicated, March 31, 2003.

     This letter contains the entire supplemental agreement between Tom and IEC Electronics.

December 6, 2002                                     IEC Electronics Corporation
----------------                                     ---------------------------
Date                                                 /s/Tina DeVey
                                                     --------------
                                                     Manager, Human Resources


December 9, 2002                                    /s/Tom Lovelock
----------------                                    ---------------
Date                                                Tom Lovelock



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